EXHIBIT 23.4



                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of CHS Electronics, Inc. (the Company) on form S-3 of our report dated December 6, 1996 (relating to the financial statements of Merisel, Inc.'s European, Latin American and Mexican Subsidiaries not presented separately herein) appearing in the Company's Report on 8-K dated October 4, 1996 as amended on December 17, 1996 and May 12, 1997 incorporated by reference in the prospectus, which is part of this registration statement.



Deloitte & Touche LLP
Los Angeles, California
July 22, 1997